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                               EXHIBIT (4)(b)(1)
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                                    FORM OF
                         INVESTMENT ADVISORY AGREEMENT
                            (THE DOW(SM) TARGET 5)
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                         INVESTMENT ADVISORY AGREEMENT



     AGREEMENT made this 1st day of July, 1999, by and between First Trust Advisers L.P., an Illinois limited partnership (the "Adviser"), and Endeavor Management Co., a California corporation (the "Manager").

     WHEREAS, the Manager serves as investment manager of the AUSA Endeavor Target Account (the "Account"), which is a managed separate account established by AUSA Life Insurance Company, and has filed a registration statement under the Investment Company Act of 1940, as amended (the "1940 Act") and the Securities Act of 1933 (the "Registration Statement"); and

     WHEREAS, the Account is divided into two subaccounts, one of which is the Dow Target 10 Subaccount (the "Subaccount"); and

     WHEREAS, the Manager desires to avail itself of the services, information, advice, assistance and facilities of an investment adviser to assist the Manager in performing services for the Subaccount; and

     WHEREAS, the Adviser is registered under the Investment Advisers Act of 1940, as amended, and is engaged in the business of rendering investment advisory services to investment companies and other institutional clients and desires to Provide such services to the Manager;

     NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is agreed as follows:

     1. Employment of the Adviser.  The Manager hereby employs the Adviser to
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manage the investment and reinvestment of the assets of the Subaccount, subject to the control and direction of the Account's Board of Managers, for the period and on the terms hereinafter set forth. The Adviser hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth for the compensation herein provided. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Manager, the Subaccount or the Account in any way.

     2. Obligations of and Services to be Provided by the Adviser.  The Adviser
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undertakes to provide the following services and to assume the following obligations:

          a. The Adviser shall manage the investment and reinvestment of the portfolio assets of the Subaccount, all without prior consultation with the Manager, subject to and in accordance with the investment objective and policies of the Subaccount set forth in the Account's Registration Statement, as such Registration Statement may be amended from time to time, and any written instructions which the Manager or the Account's Board of Managers may

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issue from time to time in accordance therewith. In pursuance of the foregoing, the Adviser shall make all determinations with respect to the purchase and sale of portfolio securities and shall take such action necessary to implement the same. The Adviser shall render regular reports to the Account's Board of Managers and the Manager concerning the investment activities of the Subaccount.

          b. To the extent provided in the Account's Registration Statement, as such Registration Statement may be amended from time to time, the Adviser shall, in the name of the Subaccount, place orders for the execution of portfolio transactions with or through such brokers, dealers or banks as it may select including affiliates of the Adviser and, complying with Section 28(e) of the Securities Exchange Act of 1934, may pay a commission on transactions in excess of the amount of commission another broker-dealer would have charged.

          c. In connection with the placement of orders for the execution of the portfolio transactions of the Subaccount, the Adviser shall create and maintain all necessary records pertaining to the purchase and sale of securities by the Adviser on behalf of the Subaccount in accordance with all applicable laws, rules and regulations, including but not limited to records required by Section 31 (a) of the 1940 Act. All records shall be the property of the Account and shall be available for inspection and use by the Securities and Exchange Commission ("SEC"), the Account, the Manager or any person retained by the Account. Where applicable, such records shall be maintained by the Adviser for the periods and in the places required by Rule 31 a-2 under the 1940 Act.

          d. The Adviser shall bear its expenses of providing services pursuant to this Agreement.

     3. Compensation of the Adviser.  In consideration of services rendered
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pursuant to this Agreement, the Manager will pay the Adviser a fee at the annual rate of the value of the Subaccount's average daily net assets set forth in Schedule A hereto. Such fee shall be accrued daily and paid monthly as soon as practicable after the end of each month. If the Adviser shall serve for less than the whole of any month, the foregoing compensation shall be prorated. For the purpose of determining fees payable to the Adviser, the value of the Subaccount's net assets shall be computed at the times and in the manner specified in the Account's Registration Statement.

     4. Activities of the Adviser.  The services of the Adviser hereunder are
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not to be deemed exclusive, and the Adviser shall be free to render similar services to others and to engage in other activities, so long as the services rendered hereunder are not impaired.

     5. Use of Names.  The Adviser hereby consents to the Subaccount being named
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the "Dow Jones Industrial Average Target 10 Subaccount."  The Manager shall not use the name of the Adviser or any of its affiliates in any prospectus, sales literature or other material relating to the Account in any manner not approved prior thereto by the Adviser; provided, however, that the Adviser shall approve all uses of its name and that of its affiliates which merely refer in accurate terms to its appointment hereunder or which are required by the SEC or a state securities commission; and, provided, further, that in no event shall such approval be unreasonably

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withheld. The Adviser shall not use the name of the Account or the Manager in any material relating to the Adviser in any manner not approved prior thereto by the Manager; provided, however, that the Manager shall approve all uses of its or the Account's name which merely refer in accurate terms to the appointment of the Adviser hereunder or which are required by the SEC or a state securities commission; and, provided further, that in no event shall such approval be unreasonably withheld.

     The Manager recognizes that from time to time directors, officers and employees of the Adviser may serve as directors, trustees, partners, officers and employees of other corporations, business trusts, partnerships or other entities (including other investment companies) and that such other entities may include the name "Target," "First Trust" or Special Situations" as part of their name, and that the Adviser or its affiliates may enter into investment advisory, administration or other agreements with such other entities. If the Adviser ceases to act as the Subaccount's investment adviser pursuant to this Agreement, the Manager agrees, at the Adviser's request that it will cause the Account to take all necessary action to change the name of the Subaccount to a name not including "Target" in any form or confirmation of words.

     The Manager and the Adviser recognize that the Subaccount is not sponsored, endorsed, sold or promoted by Dow Jones & Company, Inc. ("Dow Jones"). Dow Jones makes no representation or warranty, express or implied, to the policy owners of the Account or any member of the public regarding the advisability of purchasing interest in the Subaccount. Dow Jones' only relationship to the Adviser is the licensing of certain copyrights, trademarks, servicemarks and service names of Dow Jones. Dow Jones has no obligation to take the needs of the Adviser or the policy owners of the Account into consideration in determining, composing or calculating the Dow Jones Industrial Average(SM). Dow Jones is not responsible for and has not participated in the determination of the terms and conditions of the Account, including the pricing or the amount payable under contracts issued to policy owners. Dow Jones has no obligation or liability in connection with the administration or marketing of the Subaccount.

DOW JONES DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES INDUSTRIAL AVERAGE(SM) OR ANY DATA INCLUDED THEREIN AND DOW JONES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. DOW JONES MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ADVISER, POLICY OWNERS OF THE ACCOUNT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES INDUSTRIAL AVERAGE(SM) OR ANY DATA INCLUDED THEREIN. DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES INDUSTRIAL AVERAGE(SM) OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN DOW JONES AND THE ADVISER.

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     6. Liability of the Adviser.  Absent willful misfeasance, bad faith, gross
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negligence, or reckless disregard of obligations or duties hereunder on the part of the Adviser, the Adviser shall not be liable for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security. Nothing herein shall constitute a waiver of any rights or remedies which the Account may have under any federal or state securities laws.

     7. Limitation of Account's Liability.  The Adviser agrees that any of the
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Account's obligations shall be limited to the assets of the Subaccount and that the Adviser shall not seek satisfaction of any such obligation from the policy owners of the Account or from any Account officer, employee or agent of the Account.

     8. Renewal, Termination and Amendment.  This Agreement shall continue in
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effect, unless sooner terminated as hereinafter provided, for a period of two years from the date hereof and shall continue in full force and effect for successive periods of one year thereafter, but only so long as each such continuance as to the Subaccount is specifically approved at least annually by vote of the holders of a majority of the outstanding voting securities of the Subaccount or by vote of a majority of the Account's Board of Managers; and further provided that such continuance is also approved annually by the vote of a majority of the Board of Managers who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. This Agreement may be terminated as to the Subaccount at any time, without payment of any penalty, by the Account's Board of Managers, by the Manager, or by a vote of the majority of the outstanding voting securities of the Account upon 60 days' prior written notice to the Adviser, or by the Adviser upon 90 days' prior written notice to the Manager, or upon such shorter notice as may be mutually agreed upon. This Agreement shall terminate automatically and immediately upon termination of the Management Agreement dated July 1, 1999 between the Manager and the Account. This Agreement shall terminate automatically and immediately in the event of its assignment. The terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth for such terms in the 1940 Act. This Agreement may be amended at any time by the Adviser and the Manager, subject to approval by the Account's Board of Managers and, if required by applicable SEC rules and regulations, a vote of a majority of the Subaccount's outstanding voting securities.

     9. Confidential Relationship.  Any information and advice furnished by
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either party to this Agreement to the other shall be treated as confidential and shall not be disclosed to third parties except as required by law.

     10. Severability.  If any provision of this Agreement shall be held or made
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invalid by a court decision, statute, rule or otherwise, the remainder of this
Agreement shall not be affected thereby.

     11. Miscellaneous.  This Agreement constitutes the full and complete
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agreement of the parties hereto with respect to the subject matter hereof.  Each party agrees to perform such further actions and execute such further documents as are necessary to effectuate the purposes

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hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of California. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed in several counterparts, all of which together shall for all purposes constitute one Agreement, binding on all the parties.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                                    ENDEAVOR MANAGEMENT CO.


                                    BY:  /s/ Vincent J. McGuinness, Jr.
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                                       Authorized Officer

                                    FIRST TRUST ADVISERS L.P.

                                    BY:

                                        /s/ Ron McAlister
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                                        Authorized Officer

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                                   SCHEDULE A



   [Dow Jones Target 5 Subaccount        0.35% of average daily net assets]

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